Report of Independent
     Accountants

To the Board of Trustees and
Holders of Beneficial Interests
of  PIC Small Cap Portfolio

In planning and performing our
audit of the financial statements of
PIC Small Cap Portfolio for the
year ended October 31, 2003, we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the
requirements of Form N-SAR, not
to provide assurance on internal
control.

The management of PIC Small
Cap Portfolio is responsible for
establishing and maintaining
internal control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  Generally, controls that
are relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future periods
is subject to the risk that controls
may become inadequate because
of changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may
occur and not be detected within a
timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of October 31, 2003.

This report is intended solely for
the information and use of the
Board of Trustees, management
and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP

New York, New York
December 18, 2003